NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS THIRD QUARTER RESULTS

OLNEY, MARYLAND, October 22, 2009 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced a net loss available to common shareholders for the third quarter of 2009 of $14.8 million (($.90) per diluted share) compared to net income of $5.4 million ($.33 per diluted share) for the third quarter of 2008 and a net loss available to common shareholders of $1.5 million (($.09) per diluted share) for the second quarter of 2009. The loss in the third quarter of 2009 was primarily a result of a $34.5 million provision for loan and lease losses.

Net loss available to common shareholders for the nine-month period ending September 30, 2009 totaled $15.2 million (($.93) per diluted share) compared to net income of $19.2 million ($1.17 per diluted share) for the prior year period. The results for the year-to-date include a provision for loan and lease losses totaling $55.7 million for the first nine months of 2009 and an FDIC special assessment charge of $1.7 million which was recognized in the second quarter of 2009.

“Our results for the quarter declined largely due to a higher provision for loan losses. The main drivers of the higher reserve were: increased non-performing loans as a result of risk-rating downgrades to a combination of previously identified problem credits plus a few newly identified credits; reserve adjustments based on historical experience; and a higher level of overall charge-offs, primarily related to our residential real estate development portfolio.  This is logical as we move from the earlier phase where we were focused on identifying problem credits to aggressively managing these credits toward their ultimate resolution,” said Daniel J. Schrider, president and chief executive officer.

“Total loan balances continued to decline for the first nine months of 2009 compared to 2008 due to soft demand and more conservative underwriting standards. Residential mortgage lending continues to be a bright spot as we closed over $320 million in residential mortgage loans during the first nine months of the year compared to $197 million in the first nine months of last year.”

“We have retained a large majority of the deposit growth we experienced earlier in the year. This resulted from our ‘high-touch’ strategy to capitalize on market disruption opportunities resulting from several recent local mergers. Our efforts have produced new multi-product customer relationships that we plan to rely upon for the long term to fund future loan growth as the economy recovers.”

“Additionally, our investment portfolio has grown to nearly $1 billion as we have prudently invested the proceeds of our proactively acquired deposit growth primarily into U. S. government agency instruments. Through conservative and careful asset management, we have experienced no realized losses in the portfolio during the recent economic downturn,” said Schrider.

Third Quarter Highlights:

•
The provision for loan and lease losses totaled $34.5 million for the quarter compared to $6.5 million for the third quarter of 2008 and $10.6 million for the second quarter of 2009.  The provision was due to continued internal risk rating downgrades, charge-offs and additional specific reserves primarily related to loans in the residential real estate development portfolio.

•	The net interest margin was 3.27% for the third quarter compared to 4.02% for the third quarter of 2008 and 3.11% for the second quarter of 2009.

•
Noninterest expenses increased 5% for the quarter compared to the third quarter of 2008 and decreased 1% versus the second quarter of 2009. Excluding the FDIC special assessment charge of $1.7 million in the second quarter, noninterest expenses increased 5% compared to the second quarter of 2009.

•
Customer funding sources, comprised of deposits and other short-term borrowings from core customers, increased 19% compared to the balance at September 30, 2008, and also increased 1% over the balance at June 30, 2009. These increases were due primarily to growth in the Company’s Premier money market savings product and growth in noninterest-bearing deposits.

Review of Balance Sheet and Credit Quality

Comparing September 30, 2009 balances to September 30, 2008, total assets increased 13% to $3.6 billion. Asset growth was reflected primarily in increases of 135% in investments and 18% in cash and cash equivalents.  This growth was due mainly to a 19% increase in deposits. Total loans and leases decreased 6% to $2.3 billion compared to the prior year. This decrease in loans was due mainly to a net 15% decrease in residential mortgage and residential construction loans.  Total loans decreased 2% compared to the second quarter of 2009.

Customer funding sources, which include deposits plus other short-term borrowings from core customers, increased 19% to $2.8 billion at September 30, 2009 compared to the prior year.  Such customer funding sources also increased 1% compared to the second quarter of 2009. These increases were due primarily to growth resulting from the Company’s Premier money market account as well as growth in noninterest-bearing deposits.

Stockholders’ equity totaled $380.6 million at September 30, 2009, and represented 10.5% of total assets, compared to 10.0% at September 30, 2008.   At September 30, 2009 the Company had a total risk-based capital ratio of 13.23%, a tier 1 risk-based capital ratio of 11.96% and a tier 1 leverage ratio of 9.31% which were all above amounts needed in order to be categorized as “well capitalized” for regulatory purposes.

The provision for loan and lease losses totaled $34.5 million for the third quarter of 2009 compared to $6.5 million for the third quarter of 2008 and $10.6 million for the second quarter of 2009. As discussed above, these increases were primarily due to internal risk rating downgrades, charge-offs and additional specific reserves primarily related to loans in the residential real estate development portfolio.

Loan charge-offs, net of recoveries totaled $29.8 million for the third quarter of 2009 compared to net charge-offs of $1.7 million for the third quarter of 2008 and net charge-offs of $12.1 million for the second quarter of 2009. The allowance for loan and lease losses represented 2.70% of outstanding loans and leases and 44% of non-performing loans at September 30, 2009 compared to 2.44% of outstanding loans and leases and 42% of non-performing loans at June 30, 2009 and 1.54% of outstanding loans and leases and 57% of non-performing loans at September 30, 2008.

Non-performing assets totaled $150.2 million at September 30, 2009 compared to $68.4 million at September 30, 2008 and $146.3 million at June 30, 2009. The increase over the prior year was due primarily to $80.9 million in problem residential real estate development loans which was somewhat offset by charge-offs on existing credits. The increase over the second quarter of 2009 was due primarily to the net effect of adding existing problem credits to nonperforming status.

Income Statement Review

Comparing the third quarter of 2009 and 2008, net interest income decreased by $1.7 million, or 6%, due primarily to the decline in loan demand caused by the current state of the economy. This required the Company to invest the funds generated from deposit growth in investment securities with lower comparative yields thus exerting downward pressure on the net interest margin. Net interest income for the quarter was also negatively affected by the growth in nonperforming loans discussed above. These factors produced a net interest margin decrease to 3.27% in 2009 from 4.02% in 2008.

Noninterest income decreased 2% to $10.7 million in the third quarter of 2009 as compared to $10.9 million in the third quarter of 2008. Service charges on deposit accounts decreased $0.4 million or 13% due primarily to lower overdraft fees. Fees on sales of investment products decreased $0.1 million or 10% compared to the third quarter of 2008 due primarily to a decline in assets under management. In addition, insurance agency commissions decreased $0.2 million or 18% due to the overall effect of the current economy. Other noninterest income also decreased $0.2 million or 12% compared to the third quarter of 2008 due largely to losses on sales of other real estate owned. These decreases were somewhat offset by an increase in gains on sales of mortgage loans of $0.6 million or 155% due largely to higher mortgage refinancing volumes reflecting market conditions.

Noninterest expenses were $26.6 million in the third quarter of 2009 compared to $25.3 million in the third quarter of 2008, an increase of $1.3 million or 5%. This increase was due in large part to an increase of $0.7 million in FDIC insurance expense resulting primarily from higher assessment rates and increased deposit balances. Salaries and benefits expenses increased $2.5 million or 21% due largely to a pre-tax pension credit recognized in the third quarter of 2008. Excluding this credit, salaries and benefits expenses increased $1.0 million or 7%. Occupancy and equipment expenses decreased $0.1 million or 3% compared to the third quarter of 2008. Other noninterest expenses increased $0.7 million or 19% due primarily to higher legal fees necessary to manage nonperforming loan credits and to losses on valuation of loan swaps.

Comparing the first nine months of 2009 and 2008, net interest income decreased by $5.9 million, or 7% due primarily to the downward pressure on the net interest margin resulting from the lack of loan demand which caused the Company to invest the funds generated by the growth in deposits into investment securities which carry a lower yield as mentioned above. Net interest income for the year-to-date was also negatively affected by the growth in nonperforming loans mentioned above. These factors produced a net interest margin decrease to 3.25% in 2009 from 3.99% in 2008.

Noninterest income decreased 5% to $33.7 million for the first nine months of 2009 as compared to $35.3 million in 2008.  Service charges on deposit accounts decreased $0.9 million or 10% due primarily to lower overdraft fees while insurance agency commissions decreased $0.6 million or 12%. Fees on sales of investment products decreased $0.5 million or 19% and trust and investment management fees declined $0.2 million or 3%, both of which were due primarily to a decline in assets under management. These decreases were somewhat offset by an increase in gains on sales of mortgage loans of $1.0 million or 59% due largely to higher mortgage refinancing volumes reflecting market conditions. Other noninterest income also increased $0.1 million or 2% compared to 2008.

Noninterest expenses were $77.7 million for the first nine months of 2009 compared to $74.9 million in 2008, an increase of $2.8 million or 4%. This increase was due primarily to an increase of $3.7 million in FDIC insurance expense which includes a one time special assessment in the second quarter by the FDIC of $1.7 million. Excluding the 2009 FDIC special assessment, a $2.3 million goodwill impairment charge and a $1.5 million pre-tax pension credit in 2008, noninterest expenses increased $1.9 million or 3% over 2008.Salaries and benefits expenses increased $1.7 million or 4%, while marketing expenses decreased $0.1 million or 8% and expenses for outside data services decreased $0.6 million or 17% compared to the first nine months of 2008.

Conference Call

The Company’s management will host a conference call to discuss its third quarter results today at 2:00 P.M. (ET).   A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 800-765-0709. A password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 12:00 midnight (ET) November 21, 2009.  A telephone voice replay will also be available during that same time period at 888-203-1112.  Please use pass code #7548411 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc.  Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 42 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Web site:  www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2008, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(Dollars in thousands, 0;except per share data)	2009	2008	Change	2009	2008	Change
Profitability for the period:
Net interest income	$26,402	$28,087	(6)%	$75,875	$81,785	(7)%
Provision for loan and lease losses	34,450	6,545	-	55,678	15,401	-
Noninterest income	10,662	10,879	(2)	33,666	35,270	(5)
Noninterest expenses	26,567	25,267	5	77,675	74,856	4
Income (loss) before income taxes	(23,953)	7,154	-	(23,812)	26,798	(189)
Net income (loss)	(13,574)	5,359	-	(11,637)	19,215	(161)
Net income (loss) available to common stockholders	$(14,779)	$5,359	-	$(15,244)	$19,215	(179)

Return on average assets (1)	(1.62)%	0.67%		(0.58)%	0.82%
Return on average common equity (1)	(19.01)%	6.64%		(6.59)%	8.04%
Net interest margin	3.27%	4.02%		3.25%	3.99%
Efficiency ratio - GAAP *	71.68%	64.84%		70.91%	63.95%
Efficiency ratio - Non-GAAP *	66.49%	58.27%		66.07%	59.06%

Per share data:
Basic net income (loss)	$(0.83)	$0.33	-%	$(0.71)	$1.18	(160)%
Basic net income (loss) per common share	(0.90)	0.33	-	(0.93)	1.18	(179)
Diluted net income (loss)	(0.83)	0.33	-	(0.71)	1.17	(161)
Diluted net income (loss) per common share	(0.90)	0.33	-	(0.93)	1.17	(179)
Dividends declared per common share	0.12	0.24	(50)	0.36	0.72	(50)
Book value per common share	18.25	19.51	(6)	18.25	19.51	(6)
Average fully diluted shares	16,496,480	16,418,588		16,438,691	16,419,180

At period-end:
Assets	$3,632,391	$3,195,117	14%	$3,632,391	$3,195,117	14%
Total loans and leases	2,334,282	2,482,418	(6)	2,334,282	2,482,418	(6)
Investment securities	980,446	417,935	135	980,446	417,935	135
Deposits	2,683,487	2,248,812	19	2,683,487	2,248,812	19
Stockholders' equity	380,571	319,700	19	380,571	319,700	19

Capital ratios:
Tier 1 leverage	9.31%	8.76%		9.31%	8.76%
Tier 1 capital to risk-weighted assets	11.96%	9.73%		11.96%	9.73%
Total regulatory capital to risk-weighted assets	13.23%	10.98%		13.23%	10.98%
Tangible common equity to tangible assets**	6.07%	7.55%		6.07%	7.55%
Average equity to average assets	10.79%	10.14%		11.15%	10.21%

Credit quality ratios:
Allowance for loan and lease losses to loans and leases	2.70%	1.54%		2.70%	1.54%
Nonperforming loans to total loans	6.14%	2.69%		6.14%	2.69%
Nonperforming assets to total assets	4.14%	2.14%		4.14%	2.14%
Annualized net charge-offs to average
loans and leases	5.00%	0.28%		2.38%	0.12%

(1)	Calculation utilizes net income available to common stockholders

*
The GAAP efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization, the goodwill impairment loss and the pension prior servcie credit from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

**
The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets, other comprehensive losses and preferred stock.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2009	2008	2009	2008
GAAP efficiency ratio:
Noninterest expenses	$26,567	$25,267	$77,675	$74,856
Net interest income plus noninterest income	37,064	38,966	109,541	117,055

Efficiency ratio–GAAP	71.68%	64.84%	70.91%	63.95%

Non-GAAP efficiency ratio:
Noninterest expenses	$26,567	$25,267	$77,675	$74,856
Less non-GAAP adjustment:
Amortization of intangible assets	1,048	1,103	3,150	3,344
Goodwill impairment loss	-	2,250	-	2,250
Plus non-GAAP adjustment:
Pension prior service credit	-	1,473	-	1,473
Noninterest expenses as adjusted	$25,519	$23,387	$74,525	$70,735

Net interest income plus noninterest income	$37,064	$38,966	$109,541	$117,055
Plus non-GAAP adjustment:
Tax-equivalent income	1,331	1,180	3,463	3,381
Less non-GAAP adjustments:
Securities gains (losses)	15	9	207	662
Net interest income plus noninterest income - as adjusted	$38,380	$40,137	$112,797	$119,774

Efficiency ratio–Non-GAAP	66.49%	58.27%	66.07%	59.06%

Tangible common equity ratio:
Total stockholders' equity	$380,571	$319,700	$380,571	$319,700
Accumulated other comprehensive loss	310	3,875	310	3,875
Goodwill	(76,816)	(75,701)	(76,816)	(75,701)
Other intangible assets, net	(9,033)	(13,286)	(9,033)	(13,286)
Preferred stock	(79,930)	-	(79,930)	-
Tangible common equity	$215,102	$234,588	$215,102	$234,588

Total assets	$3,632,391	$3,195,117	$3,632,391	$3,195,117
Goodwill	(76,816)	(75,701)	(76,816)	(75,701)
Other intangible assets, net	(9,033)	(13,286)	(9,033)	(13,286)
Tangible assets	$3,546,542	$3,106,130	$3,546,542	$3,106,130

Tangible common equity ratio	6.07%	7.55%	6.07%	7.55%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30,		December 31,
(Dollars in thousands)	2009	2008	2008
Assets
Cash and due from banks	$42,079	$55,321	$44,738
Federal funds sold	1,271	19,712	1,110
Interest-bearing deposits with banks	45,660	483	59,381
Cash and cash equivalents	89,010	75,516	105,229
Residential mortgage loans held for sale (at fair value)	10,926	4,541	11,391
Investments available-for-sale (at fair value)	807,145	206,898	291,727
Investments held-to-maturity — fair value of $146,800, $181,734 and $175,908, respectively	140,528	178,690	171,618
Other equity securities	32,773	32,347	29,146
Total loans and leases	2,334,282	2,482,418	2,490,646
Less: allowance for loan and lease losses	(62,937)	(38,266)	(50,526)
Net loans and leases	2,271,345	2,444,152	2,440,120
Premises and equipment, net	49,827	52,441	51,410
Other real estate owned	6,873	1,698	2,860
Accrued interest receivable	13,325	12,491	11,810
Goodwill	76,816	75,701	76,248
Other intangible assets, net	9,033	13,286	12,183
Other assets	124,790	97,356	109,896
Total assets	$3,632,391	$3,195,117	$3,313,638

Liabilities
Noninterest-bearing deposits	$573,601	$468,101	$461,517
Interest-bearing deposits	2,109,886	1,780,711	1,903,740
Total deposits	2,683,487	2,248,812	2,365,257
Short-term borrowings	491,702	484,595	421,074
Long-term borrowings	4,263	76,828	66,584
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	37,368	30,182	33,861
Total liabilities	3,251,820	2,875,417	2,921,776

Stockholders' Equity
Preferred stock—par value $1.00 (liquidation preference of $1,000 per share) shares authorized 83,094; issued and outstanding 83,094 (net of discount of $3,164, $0 and $3,654, respectively)	79,930	-	79,440
Common stock — par value $1.00; shares authorized 49,916,906, 50,000,000 and 49,916,906; shares issued and outstanding 16,470,078, 16,383,671 and 16,398,523, respectively	16,470	16,384	16,399
Warrants	3,699	-	3,699
Additional paid in capital	87,572	85,065	85,486
Retained earnings	193,210	222,126	214,410
Accumulated other comprehensive loss	(310)	(3,875)	(7,572)
Total stockholders' equity	380,571	319,700	391,862
Total liabilities and stockholders' equity	$3,632,391	$3,195,117	$3,313,638

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2009	2008	2009	2008
Interest Income:
Interest and fees on loans and leases	$31,280	$37,263	$96,579	$112,428
Interest on loans held for sale	121	100	654	318
Interest on deposits with banks	23	6	112	79
Interest and dividends on securities:
Taxable	5,947	3,171	13,673	7,749
Exempt from federal income taxes	1,814	1,409	5,560	6,712
Interest on federal funds sold	-	99	3	529
Total interest income	39,185	42,048	116,581	127,815
Interest Expense:
Interest on deposits	8,743	9,325	28,118	32,930
Interest on short-term borrowings	3,697	3,544	10,757	9,886
Interest on long-term borrowings	343	1,092	1,831	3,214
Total interest expense	12,783	13,961	40,706	46,030
Net interest income	26,402	28,087	75,875	81,785
Provision for loan and lease losses	34,450	6,545	55,678	15,401
Net interest income after provision for loan and lease losses	(8,048)	21,542	20,197	66,384
Noninterest Income:
Securities gains	15	9	207	662
Service charges on deposit accounts	2,823	3,249	8,537	9,481
Gains on sales of mortgage loans	1,011	397	2,819	1,772
Fees on sales of investment products	740	820	2,062	2,547
Trust and investment management fees	2,406	2,380	7,063	7,282
Insurance agency commissions	1,048	1,282	4,138	4,725
Income from bank owned life insurance	740	742	2,176	2,183
Visa check fees	758	727	2,144	2,184
Other income	1,121	1,273	4,520	4,434
Total noninterest income	10,662	10,879	33,666	35,270
Noninterest Expenses:
Salaries and employee benefits	14,411	11,949	41,319	39,574
Occupancy expense of premises	2,685	2,732	8,008	8,150
Equipment expenses	1,444	1,515	4,332	4,514
Marketing	484	526	1,389	1,511
Outside data services	987	1,116	2,754	3,319
FDIC insurance	1,219	480	4,968	1,293
Amortization of intangible assets	1,048	1,103	3,150	3,344
Goodwill impairment loss	-	2,250	-	2,250
Other expenses	4,289	3,596	11,755	10,901
Total noninterest expenses	26,567	25,267	77,675	74,856
Income (loss) before income taxes	(23,953)	7,154	(23,812)	26,798
Income tax expense (benefit)	(10,379)	1,795	(12,175)	7,583
Net income (loss)	$(13,574)	$5,359	$(11,637)	$19,215
Preferred stock dividends and discount accretion	1,205	-	3,607	-
Net income (loss) available to common stockholders	$(14,779)	$5,359	$(15,244)	$19,215

Per Share Amounts:
Basic net income (loss) per share	$(0.83)	$0.33	$(0.71)	$1.18
Basic net income (loss) per common share	(0.90)	0.33	(0.93)	1.18
Diluted net income (loss) per share	(0.83)	0.33	(0.71)	1.17
Diluted net income (loss) per common share	(0.90)	0.33	(0.93)	1.17
Dividends declared per share	0.12	0.24	0.36	0.72

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2009			2008
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$40,516	$39,791	$39,737	$42,194	$43,228	$42,906	$45,062
Interest expense	12,783	14,220	13,703	14,356	13,961	14,726	17,343
Tax-equivalent net interest income	27,733	25,571	26,034	27,838	29,267	28,180	27,719
Tax-equivalent adjustment	1,331	1,123	1,009	1,164	1,180	1,061	1,140
Provision for loan and lease losses	34,450	10,615	10,613	17,791	6,545	6,189	2,667
Noninterest income	10,662	11,030	11,974	10,973	10,879	11,695	12,696
Noninterest expenses	26,567	26,858	24,250	27,233	25,267	24,886	24,703
Income (loss) before income taxes	(23,953)	(1,995)	2,136	(7,377)	7,154	7,739	11,905
Income tax expense (benefit)	(10,379)	(1,715)	(81)	(3,941)	1,795	2,088	3,700
Net Income (loss)	(13,574)	(280)	2,217	(3,436)	5,359	5,651	8,205
Net Income (loss) available to common stockholders	$(14,779)	$(1,482)	$1,017	$(3,770)	$5,359	$5,651	$8,205
Financial ratios:
Return on average assets	-1.62%	-0.17%	0.12%	-0.42%	0.67%	0.73%	1.07%
Return on average common equity	-19.01%	-1.90%	1.32%	-4.70%	6.64%	7.09%	10.45%
Net interest margin	3.27%	3.11%	3.39%	3.73%	4.02%	3.96%	3.99%
Efficiency ratio - GAAP *	71.68%	75.70%	65.54%	72.34%	64.84%	64.11%	62.90%
Efficiency ratio - Non-GAAP *	66.49%	70.58%	61.29%	62.41%	58.27%	59.73%	59.18%
Per share data:
Basic net income (loss) per share	$(0.83)	$(0.02)	$0.14	$(0.21)	$0.33	$0.35	$0.50
Basic net income (loss) per common share	(0.90)	(0.09)	0.06	(0.23)	0.33	0.35	0.50
Diluted net income (loss) per share	(0.83)	(0.02)	0.13	(0.21)	0.33	0.34	0.50
Diluted net income (loss) per common share	(0.90)	(0.09)	0.06	(0.23)	0.33	0.34	0.50
Dividends declared per common share	0.12	0.12	0.12	0.24	0.24	0.24	0.24
Book value per common share	18.25	18.92	19.06	19.05	19.51	19.56	19.50
Average fully diluted shares	16,496,480	16,444,252	16,433,788	16,434,214	16,418,588	16,427,213	16,407,778
Noninterest income:
Securities gains	$15	$30	$162	$1	$9	$79	$574
Service charges on deposit accounts	2,823	2,851	2,863	3,297	3,249	3,202	3,030
Gains on sales of mortgage loans	1,011	786	1,022	516	397	653	722
Fees on sales of investment products	740	622	700	928	820	905	822
Trust and investment management fees	2,406	2,370	2,287	2,201	2,380	2,505	2,397
Insurance agency commissions	1,048	1,040	2,050	1,183	1,282	1,357	2,086
Income from bank owned life insurance	740	725	711	719	742	727	714
Visa check fees	758	748	638	691	727	761	696
Other income	1,121	1,858	1,541	1,437	1,273	1,506	1,655
Total noninterest income	$10,662	$11,030	$11,974	$10,973	$10,879	$11,695	$12,696
Noninterest expense:
Salaries and employee benefits	$14,411	$13,704	$13,204	$13,441	$11,949	$13,862	$13,763
Occupancy expense of premises	2,685	2,548	2,775	2,612	2,732	2,619	2,799
Equipment expenses	1,444	1,374	1,514	1,642	1,515	1,560	1,439
Marketing	484	485	420	652	526	488	497
Outside data services	987	961	806	1,054	1,116	1,081	1,122
FDIC insurance	1,219	2,790	959	458	480	421	392
Amortization of intangible assets	1,048	1,047	1,055	1,103	1,103	1,117	1,124
Goodwill impairment loss	-	-	-	1,909	2,250	-	-
Other expenses	4,289	3,949	3,517	4,362	3,596	3,738	3,567
Total noninterest expense	$26,567	$26,858	$24,250	$27,233	$25,267	$24,886	$24,703

*
The GAAP efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization, the goodwill impairment loss and the pension prior servcie credit from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2009			2008
(Dollars in thousands)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$455,312	$450,500	$461,359	$457,571	$452,815	$461,000	$459,768
Residential construction loans	115,258	138,923	163,861	189,249	221,630	199,602	183,690
Commercial mortgage loans	873,438	862,315	859,882	847,452	804,728	752,905	732,692
Commercial construction loans	174,052	199,278	222,805	223,169	247,930	273,059	256,714
Commercial loans and leases	314,599	333,025	342,870	366,978	358,097	356,256	354,509
Consumer loans	401,623	405,348	411,068	406,227	397,218	386,126	376,650
Total loans and leases	2,334,282	2,389,389	2,461,845	2,490,646	2,482,418	2,428,948	2,364,023
Less: allowance for loan and lease losses	(62,937)	(58,317)	(59,798)	(50,526)	(38,266)	(33,435)	(27,887)
Net loans and leases	2,271,345	2,331,072	2,402,047	2,440,120	2,444,152	2,395,513	2,336,136
Goodwill	76,816	76,816	76,816	76,248	75,701	78,376	78,111
Other intangible assets, net	9,033	10,080	11,128	12,183	13,286	14,390	15,507
Total assets	3,632,391	3,617,497	3,519,432	3,313,638	3,195,117	3,164,123	3,160,896
Total deposits	2,683,487	2,650,845	2,553,912	2,365,257	2,248,812	2,294,791	2,340,568
Customer repurchase agreements	84,138	98,827	91,928	75,106	77,630	93,919	101,666
Total stockholders' equity	380,571	391,262	392,522	391,862	319,700	320,218	318,967
Quarterly average balance sheets:
Residential mortgage loans	$460,772	$477,955	$481,721	$457,956	$463,778	$470,144	$463,597
Residential construction loans	123,892	150,914	176,811	208,616	210,363	193,822	174,626
Commercial mortgage loans	871,831	862,658	854,402	833,752	779,652	733,905	690,289
Commercial construction loans	191,021	216,897	224,229	236,176	253,806	261,360	266,098
Commercial loans and leases	327,569	341,039	359,820	361,731	356,327	359,287	351,862
Consumer loans	401,930	408,200	408,843	400,937	391,640	380,911	378,261
Total loans and leases	2,377,015	2,457,663	2,505,826	2,499,168	2,455,566	2,399,429	2,324,733
Securities	956,350	772,878	536,981	431,858	423,082	431,182	427,819
Total earning assets	3,370,823	3,298,923	3,117,590	2,972,173	2,898,968	2,862,012	2,795,453
Total assets	3,627,617	3,549,185	3,375,715	3,235,432	3,167,145	3,134,440	3,072,428
Total interest-bearing liabilities	2,671,944	2,595,303	2,471,762	2,405,890	2,363,299	2,344,266	2,311,629
Noninterest-bearing demand deposits	532,462	527,713	476,361	458,538	453,281	441,330	412,369
Total deposits	2,661,108	2,581,837	2,431,471	2,305,880	2,264,990	2,306,867	2,260,837
Customer repurchase agreements	95,310	93,980	69,212	84,012	81,158	92,968	94,841
Total stockholders' equity	391,571	393,201	391,673	342,639	321,028	320,409	315,755
Capital and credit quality measures:
Average equity to average assets	10.79%	11.08%	11.60%	10.59%	10.14%	10.22%	10.28%
Loan and lease loss allowance to loans and leases	2.70%	2.44%	2.43%	2.03%	1.54%	1.38%	1.18%
Nonperforming loans to total loans	6.14%	5.84%	4.90%	2.79%	2.69%	2.62%	1.96%
Nonperforming assets to total assets	4.14%	4.05%	3.57%	2.18%	2.14%	2.05%	1.48%
Annualized net charge-offs (recoveries) to
average loans and leases	5.00%	1.97%	0.22%	0.88%	0.28%	0.11%	-0.02%
Net charge-offs (recoveries)	$29,831	$12,095	$1,341	$5,531	$1,714	$641	$(129)
Nonperforming assets:
Non-accrual loans and leases	$127,473	$123,117	$110,761	$67,950	$64,246	$60,373	$37,353
Loans and leases 90 days past due	15,491	16,004	9,545	1,038	2,074	2,538	8,244
Restructured loans and leases	395	395	395	395	395	655	655
Other real estate owned, net	6,873	6,829	5,094	2,860	1,698	1,352	661
Total nonperforming assets	$150,232	$146,345	$125,795	$72,243	$68,413	$64,918	$46,913

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)

	Three Months Ended September 30,
	2009			2008
			Annualized			Annualized
	Average		Average	Average		Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$460,772	$6,795	5.90%	$463,778	$7,150	6.17%
Residential construction loans	123,892	1,583	5.07	210,363	3,132	5.92
Commercial mortgage loans	871,831	13,290	6.05	779,652	12,936	6.60
Commercial construction loans	191,021	1,330	2.76	253,806	3,260	5.11
Commercial loans and leases	327,569	4,428	5.37	356,327	5,822	6.51
Consumer loans	401,930	3,975	3.94	391,640	5,063	5.14
Total loans and leases	2,377,015	31,401	5.25	2,455,566	37,363	6.16
Securities	956,350	9,092	3.76	423,082	5,760	5.38
Interest-bearing deposits with banks	35,880	23	0.25	1,311	6	1.91
Federal funds sold	1,578	-	0.17	19,009	99	2.07
TOTAL EARNING ASSETS	3,370,823	40,516	4.77	2,898,968	43,228	5.93

Less: allowance for loan and lease losses	(60,342)			(34,897)
Cash and due from banks	44,500			49,860
Premises and equipment, net	50,404			52,912
Other assets	222,232			200,302
Total assets	$3,627,617			$3,167,145

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$256,432	99	0.15%	$242,488	177	0.29%
Regular savings deposits	153,903	56	0.14	155,039	118	0.30
Money market savings deposits	899,017	2,868	1.27	647,258	2,410	1.48
Time deposits	819,294	5,720	2.77	766,924	6,620	3.43
Total interest-bearing deposits	2,128,646	8,743	1.63	1,811,709	9,325	2.05
Borrowings	543,298	4,040	2.95	551,590	4,636	3.35
TOTAL INTEREST-BEARING LIABILITIES	2,671,944	12,783	1.90	2,363,299	13,961	2.35

Noninterest-bearing demand deposits	532,462			453,281
Other liabilities	31,640			29,537
Stockholders' equity	391,571			321,028
Total liabilities and stockholders' equity	$3,627,617			$3,167,145

Net interest income and spread		$27,733	2.87%		$29,267	3.58%
Less: tax equivalent adjustment		1,331			1,180
Net interest income		$26,402			$28,087

Interest income/earning assets			4.77%			5.93%
Interest expense/earning assets			1.50			1.91
Net interest margin			3.27%			4.02%

*
Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 8.25% or a combined marginal federal and state rate of 39.88% for 2009 and  2008, to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $5.4 million in 2009 and $4.5 million in 2008

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)

	Nine Months Ended September 30,
	2009			2008
			Annualized			Annualized
	Average		Average	Average		Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$473,406	$21,020	5.92%	$465,832	$21,571	6.17%
Residential construction loans	150,345	5,833	5.19	193,001	8,728	6.04
Commercial mortgage loans	863,028	39,780	6.16	734,780	37,205	6.76
Commercial construction loans	210,594	4,712	2.99	260,397	11,141	5.72
Commercial loans and leases	342,691	13,866	5.41	355,827	18,369	6.89
Consumer loans	406,299	12,022	3.97	383,633	15,732	5.48
Total loans and leases	2,446,363	97,233	5.31	2,393,470	112,746	6.29
Securities	756,939	22,696	4.02	427,345	17,842	5.59
Interest-bearing deposits with banks	57,864	112	0.26	4,119	79	2.56
Federal funds sold	2,207	3	0.21	27,381	529	2.58
TOTAL EARNING ASSETS	3,263,373	120,044	4.92	2,852,315	131,196	6.14

Less: allowance for loan and lease losses	(58,231)			(29,750)
Cash and due from banks	45,170			49,651
Premises and equipment, net	50,904			53,582
Other assets	217,214			198,930
Total assets	$3,518,430			$3,124,728

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$251,257	326	0.17%	$244,943	528	0.29%
Regular savings deposits	151,942	177	0.16	156,093	365	0.31
Money market savings deposits	809,442	8,690	1.44	680,189	9,760	1.92
Time deposits	833,955	18,925	3.03	760,569	22,277	3.91
Total interest-bearing deposits	2,046,596	28,118	1.84	1,841,794	32,930	2.39
Borrowings	533,807	12,588	3.15	498,023	13,100	3.51
TOTAL INTEREST-BEARING LIABILITIES	2,580,403	40,706	2.11	2,339,817	46,030	2.63

Noninterest-bearing demand deposits	512,384			435,725
Other liabilities	33,494			30,115
Stockholders' equity	392,149			319,071
Total liabilities and stockholders' equity	$3,518,430			$3,124,728

Net interest income and spread		$79,338	2.81%		$85,166	3.51%
Less: tax equivalent adjustment		3,463			3,381
Net interest income		$75,875			$81,785

Interest income/earning assets			4.92%			6.14%
Interest expense/earning assets			1.67			2.15
Net interest margin			3.25%			3.99%

*
Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 8.25% or a combined marginal federal and state rate of 39.88% for 2009 and  2008, to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $4.6 million in 2009 and $4.5 million in 2008